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                                                                   EXHIBIT 23.1

                        [COOPERS & LYBRAND LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Childtime Learning Centers, Inc. on Form S-8 of our report dated May 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of Childtime Learning Centers, Inc. and Subsidiary as of March 28, 1997 and March 29, 1996, and for each of the three fiscal years ended March 28, 1997, which report is included in Childtime Learning Center's Annual Report on Form 10-K for the year ended March 28, 1997.


Coopers & Lybrand L.L.P.

Detroit, Michigan
August 13, 1997


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